UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2022

HCI GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	01-34126	20-5961396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3802 Coconut Palm Drive Tampa, Florida 33619
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:

(813) 405-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 18, 2022, HCI Group, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with JMP Securities LLC and Truist Securities, Inc., as representatives (the “Representatives”) of the several purchasers named therein (collectively, the “Purchasers”), in connection with the issuance and sale of $150 million aggregate principal amount of the Company’s 4.75% convertible senior notes due 2042 (the “Notes”) in a private placement to qualified, institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company granted the Purchasers an option to purchase up to an additional $22.5 million aggregate principal amount of the Notes on the same terms and conditions (the “Option”).

The Purchase Agreement contains customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Purchasers against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Purchasers may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Purchasers not to offer or sell any shares of common stock or securities exchangeable for or convertible into common stock, subject to certain exceptions set forth in the Purchase Agreement, until July 17, 2022 without the prior written consent of the Representatives.

On May 23, 2022, the Company entered into an indenture (the “Indenture”), between the Company and the Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), pursuant to which the Company issued the Notes and set forth the terms of the Notes.

The Notes are senior unsecured obligations of the Company and pay interest semiannually at a rate of 4.75% per annum. The Notes will mature on June 1, 2042, unless converted in accordance with their terms prior to such date. Prior to March 1, 2042, the Notes will be convertible only (a) during the period beginning on, and including, March 1, 2027 and ending at the close of business on the business day immediately preceding June 7, 2027, or (b) upon the occurrence of specified events. During the period beginning on, and including, March 1, 2042 and ending at the close of business on the business day immediately preceding the maturity date, the Notes will be convertible at any time. The Notes rank senior in right of payment to the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated; and effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness. The conversion rate for the Notes is initially 12.4166 shares per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $80.54 per share of common stock, and is subject to adjustment in certain circumstances. The initial conversion price represents a premium of approximately 25% to the $64.43 per share closing price of the Company’s common stock on May 18, 2022. Upon conversion, the Notes may be settled in cash, shares of the Company’s common stock, or any combination thereof, at the Company’s election.

The Company will have the right to redeem the Notes, in whole or in part, for cash at any time on or after June 5, 2025 if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, and at any time on or after June 7, 2027 regardless of the foregoing sale price condition, in each case at a redemption price of 100% of the principal amount being redeemed, plus all accrued and unpaid interest thereon. Also, on each of June 1, 2027, June 1, 2032 and June 1, 2037, holders of the Notes will have the right to require the Company to repurchase all or any part of the Notes for cash in an amount equal to 100% of the principal amount being repurchased, plus all accrued and unpaid interest thereon.

The Company used approximately $66.85 million of the net proceeds from the sale of the Notes to repurchase shares of its common stock at a price of $64.43 per share from institutional investors through one of the Purchasers.

Such descriptions of the Indenture, the Notes and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Indenture and the Purchase Agreement. A copy of the Purchase Agreement is filed as Exhibit 10.1 and a copy of the Indenture is filed as Exhibit 4.1 and both are incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 3.02 by reference.

The Company offered and sold the Notes to the Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act in transactions not involving any public offering, and for resale by the Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Purchasers. The offer and sale of the Notes and the shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act, and the Notes and any such shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company expects any shares of common stock issued upon conversion of the Notes to be issued pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. A maximum of 2,328,105 shares of common stock are initially issuable upon conversion of the Notes, based on the initial maximum conversion rate of 15.5207 shares per $1,000 principal amount of Notes, subject to customary anti-dilution adjustments.

Item 8.01. Other Events.

On May 18, 2022, the Company issued a press release announcing its intent, subject to market and other conditions, to offer the Notes in a private placement to qualified, institutional buyers pursuant to Rule 144A under the Securities Act. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 19, 2022, the Company issued a press release announcing the pricing of the Notes in a private placement to qualified, institutional buyers pursuant to Rule 144A under the Securities Act. The press release is filed as Exhibit 99.2 to this Current Report on Form 8‑K and is incorporated herein by reference.

The Notes and the shares of the Company’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This report is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of the Company’s common stock issuable upon conversion of the Notes) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit
Number	Description

4.1	Indenture, dated May 23, 2022, by and between the Company and the Bank of New York Mellon Trust Company, N.A, as the trustee.

10.1	Purchase Agreement, dated May 18, 2022, by and among HCI Group, Inc., JMP Securities LLC and Truist Securities, Inc., as representatives of the several purchasers named therein.

99.1	Press Release of HCI Group, Inc., dated May 18, 2022, announcing the intent to offer the convertible senior notes.

99.2	Press Release of HCI Group, Inc., dated May 19, 2022, announcing the pricing of the convertible senior notes.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCI GROUP, INC.

Date: May 23, 2022	By:	/s/ Andrew L. Graham
	Name:	Andrew L. Graham
	Title:	General Counsel